EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form 1-A (Post-Qualification Amendment No. 1) of our report dated May 3, 2019 with respect to the audited financial statements of Digital Development Partners, Inc. for the year ended December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 9, 2021